EXHIBIT 99.1

CytRx Reports First Quarter 2012 Financial Results

INNO-206 clinical trial data to be presented at ASCO 2012

Recently initiated a Phase 2 clinical trial with INNO-206 in pancreatic cancer

Continues strategy of rapidly and cost-effectively advancing oncology portfolio with world-class investigators

LOS ANGELES (May 10, 2012) CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical company specializing in oncology, today reported financial results for the three months ended March 31, 2012, and provided a business update.

“We are delighted with recent developments that have strengthened and advanced our program with INNO-206, a proprietary doxorubicin tumor-targeting conjugate,” said President and Chief Executive Officer Steven A. Kriegsman.  “Last month, we initiated a Phase 2 clinical trial in patients with advanced pancreatic ductual adenocarcinomas who have either relapsed or did not respond to other chemotherapies. We are gratified that the renowned pancreatic cancer expert Dr. Daniel Von Hoff, Physician-in-Chief and Distinguished Professor at the Translational Genomics Research Institute, is serving as principal investigator for this trial.

“Also last month we announced the issuance of a key U.S. patent that provides significant intellectual property protection for the INNO-206 linker platform. The INNO-206 technology consists of a single molecule that, when attached to a chemotherapeutic agent such as doxorubicin, links the agent to circulating albumin which then concentrates the agent to the tumor site to destroy the cancer cells.  We hold exclusive worldwide rights to this linker technology with proven affinity to couple with certain classes of chemotherapeutic agents beyond doxorubicin, making it essentially its own product pipeline with blockbuster potential.

“We look forward to the presentation of data from our Phase 1b/2 clinical trial in patients with advanced solid tumors, primarily soft tissue sarcomas, at the prestigious American Society of Clinical Oncology (ASCO) meeting on Sunday, June 3, 2012 in Chicago, Illinois. Dr. Sant Chawla, Director of the Sarcoma Oncology Center in Santa Monica, California and a prominent expert in soft tissue sarcoma treatment, will be presenting the data. On Monday, June 4, 2012, the Company’s management and Dr. Chawla will hold an investor call to discuss the clinical results presented at ASCO and next steps with the INNO-206 program in soft tissue sarcoma.

“We are pleased to be working in association with world-class investigators such as Drs. Von Hoff and Chawla to advance the clinical development of our promising oncology portfolio expeditiously and cost-effectively,” said Mr. Kriegsman.

In April 2012 CytRx announced that it was granted an extension to remain listed on The NASDAQ Capital Market, contingent upon the Company demonstrating compliance with the minimum bid price requirement, as set forth in Listing Rule 5550(a)(2), by May 30, 2012, and also remaining in compliance on that date with NASDAQ's other continued listing requirements. The Company has requested in its Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 2, 2012 that its stockholders approve a proposal for a reverse split of the Company's common stock in order to maintain the listing of its common stock on The NASDAQ Capital Market. The stockholder vote on the reverse stock split proposal will be announced at the Company's 2012 Annual Meeting of Stockholders to be held on Monday, May 14, 2012 in Los Angeles.

First Quarter 2012 Financial Results

The net loss for the first quarter of 2012 was $10.1 million, or $0.07 per share, and included a recognized non-cash loss of $3.9 million from the change in value of the warrant derivative liability. The net loss for the first quarter of 2011 was $6.3 million, or $0.06 per share, which included a recognized non-cash gain of $0.6 million from the change in value of the warrant derivative liability.

Research and development (R&D) expenses were $4.4 million for the first quarter of 2012 and included $2.7 million in expenses for INNO-206, $0.8 million in expenses for tamibarotene and $0.1 million in expenses for bafetinib. R&D expenses for the first quarter of 2011 were $4.8 million.

General and administrative (G&A) expenses remained relatively unchanged at $1.9 million and $2.0 million for the first quarters of 2012 and 2011, respectively. G&A expenses included $0.2 million of non-cash stock-compensation expense for both quarters.

CytRx reported cash, cash equivalents and marketable securities of $32.0 million as of March 31, 2012, compared with $36.0 million as of December 31, 2011.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. The CytRx oncology pipeline includes three programs in clinical development for cancer indications: INNO-206, tamibarotene and bafetinib. With its tumor-targeted doxorubicin conjugate INNO-206, CytRx has initiated an international Phase 2b clinical trial as a treatment for soft tissue sarcomas, has completed its ongoing Phase 1b/2 clinical trial primarily in the same indication, and recently initiated a Phase 2 trial for patients with advanced pancreatic ductual adenocarcinomas. CytRx's pipeline also includes tamibarotene, which it is testing in a double-blind, placebo-controlled, international Phase 2b clinical trial in patients with non-small-cell lung cancer, and which is in a clinical trial as a treatment for acute promyelocytic leukemia (APL). The Company completed its evaluation of bafetinib in the ENABLE Phase 2 clinical trial in high-risk B-cell chronic lymphocytic leukemia (B-CLL), and plans to seek a partner for further development of bafetinib. For more information about the Company, visit www.cytrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the outcome, timing and results of CytRx's clinical trials, including the Phase 1b/2 clinical trial with INNO-206 in patients with advanced solid tumors, the international Phase 2b clinical trial with INNO-206 in patients with soft tissue sarcomas, the Phase 2 clinical trial with INNO-206 in patients with pancreatic cancer and the international Phase 2b clinical trial with tamibarotene in patients with non-small-cell lung cancer, risks related to the ability to obtain regulatory approval for any future clinical testing of INNO-206, tamibarotene or bafetinib, uncertainties regarding whether, based on the INNO-206 Phase 1b/2 data and consultations with the FDA, CytRx will be permitted to conduct a Phase 3 clinical trial with INNO-206 as a second-line treatment for STS, the scope of clinical testing that may be required by regulatory authorities and the timing and outcome of further clinical trials, the risk that any future human testing of INNO-206, tamibarotene or bafetinib might not produce results similar to those seen in past human or animal testing, risks related to the Company’s ability to maintain its listing on the NASDAQ Capital Market, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, including any future clinical development of INNO-206, tamibarotene or bafetinib, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com

 [Financial tables to follow]

CYTRX CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$16,916,696	$17,988,590
Marketable securities	15,067,770	18,057,672
Receivable	3,379	175,704
Interest receivable	11,555	41,275
Prepaid expenses and other current assets	800,481	1,017,799
Total current assets	32,799,881	37,281,040
Equipment and furnishings, net	267,432	266,335
Goodwill	183,780	183,780
Other assets	129,566	123,268
Total assets	$33,380,659	$37,854,423
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$2,609,267	$2,074,463
Accrued expenses and other current liabilities	5,703,486	4,786,956
Warrant liabilities	10,627,100	6,738,934
Total current liabilities	18,939,853	13,600,353
Commitment and contingencies
Stockholders’ equity:
Preferred Stock, $.01 par value, 5,000,000 shares authorized, including 25,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $.001 par value, 250,000,000 shares authorized; 149,060,885 shares issued and outstanding at each of March 31, 2012 and December 31, 2011	149,057	149,057
Additional paid-in capital	237,646,160	237,324,545
Treasury stock, at cost (633,816 shares)	(2,279,238)	(2,279,238)
Accumulated deficit	(221,075,173)	(210,940,294)
Total stockholders’ equity	14,440,806	24,254,070
Total liabilities and stockholders’ equity	$33,380,659	$37,854,423

CYTRX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2012	2011
Revenue:
License revenue	$—	$—
Expenses:
Research and development	4,401,515	4,820,708
General and administrative	1,914,715	2,049,463
	6,316,230	6,870,171

Loss before other income	(6,316,230)	(6,870,171)
Other income:
Interest income	35,458	55,428
Other income, net	34,059	37,031
Loss (gain) on warrant derivative liability	(3,888,166)	600,473
Loss before provision for income taxes	(10,134,879)	(6,177,239)
Provision for income taxes	—	97,996
Net loss	$(10,134,879)	$(6,275,235)

Basic and diluted net loss per share	$(0.07)	$(0.06)

Basic and diluted weighted-average shares outstanding	148,427,069	109,213,838

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